As filed with the Securities and Exchange Commission on August 17, 2012

Registration No. 333-178518

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RESOLUTE FOREST PRODUCTS INC.

(Exact name of registrant as specified in its charter)

Delaware	2621	98-0526415
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

111 Duke Street, Suite 5000

Montreal, Quebec

Canada H3C 2M1

(514) 875-2160

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

(866) 809-1134

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

111 Duke Street, Suite 5000

Montreal, Quebec

Canada H3C 2M1

Attention: Jacques P. Vachon

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention: Edwin S. Maynard

Toby S. Myerson

Approximate date of commencement of proposed sale of the securities to the public: The registrant registered 3,783,921 shares of common stock, par value $0.001 per share, of the registrant in connection with the registrant’s offer to purchase all of the issued and outstanding common shares of Fibrek Inc. launched on December 15, 2011. The registrant is hereby amending this registration statement to deregister 1,029,559 shares of common stock of the registrant that remain unissued under the Registration Statement on Form S-4 (No. 333-178518) as of the effective date of this Post-Effective Amendment No. 1.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-178518) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

PART II

EXPLANATORY NOTE

Resolute Forest Products Inc. (“Resolute”), formerly known as AbitibiBowater Inc., hereby further amends the registration statement on Form S-4, file no. 333-178518, declared effective on January 13, 2012, to deregister an aggregate of 1,029,559 shares of its common stock, par value $0.001 per share, pursuant to an undertaking in the original registration statement. Resolute registered 3,783,921 shares of common stock in connection with its offer (as amended) to purchase all of the issued and outstanding common shares of Fibrek Inc., which offer was launched on December 15, 2011, and recently closed, issuing 2,754,362 shares of common stock in the aggregate. Resolute therefore hereby removes from registration the remaining 1,029,559 shares of common stock previously registered under the registration statement.

Item 21.	Exhibits.

Exhibit No.	Description	Location
24	Power of Attorney	Previously filed on the signature page to Resolute’s registration statement on Form S-4, filed on December 15, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, on this 17th day of August, 2012.

RESOLUTE FOREST PRODUCTS INC.

By:	/s/ Richard Garneau
Name: Richard Garneau Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the following capacities and on this 17th day of August, 2012.

Signature	Title

/s/ Richard Garneau Richard Garneau	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ Jo-Ann Longworth Jo-Ann Longworth	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Silvana Travaglini Silvana Travaglini	Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Richard B. Evans	Director

* Richard D. Falconer	Director

* Jeffrey A. Hearn	Director

* Alain Rhéaume	Director

* Michael S. Rousseau	Director

* David H. Wilkins	Director

*	Richard Garneau, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons that are filed as Exhibit 24.

By:	/s/ Richard Garneau
Richard Garneau, as attorney-in-fact

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